ORCHID ISLAND CAPITAL ANNOUNCES THIRD QUARTER 2020 RESULTS

VERO BEACH, Fla. (October 29, 2020) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended September 30, 2020.

Third Quarter 2020 Highlights

•        Net income of $28.1 million, or $0.42 per common share, which consists of:

•        Net interest income of $25.2 million, or $0.37 per common share

•        Total expenses of $2.8 million, or $0.04 per common share

•        Net realized and unrealized gains of $5.7 million, or $0.09 per share, on RMBS and derivative instruments, including net interest income on interest rate swaps

•        Third quarter total dividends declared and paid of $0.19 per common share

•        Book value per share of $5.44 at September 30, 2020

•        Total return of 7.9%, comprised of $0.19 dividend per common share and $0.22 increase in book value per common share, divided by beginning book value per share

•        Company to discuss results on Friday, October 30, 2020, at 10:00 AM ET

•        Supplemental materials to be discussed on the call can be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com

Details of Third Quarter 2020 Results of Operations

The Company reported net income of $28.1 million for the three month period ended September 30, 2020, compared with net loss of $8.5 million for the three month period ended September 30, 2019.  The third quarter net income included net interest income of $25.2 million, net portfolio gains of $5.7 million (which includes realized and unrealized losses on RMBS and derivative instruments, and net interest expense realized on interest rate swaps), management fees and allocated overhead of $1.6 million, audit, legal and other professional fees of $0.2 million, and other operating, general and administrative expenses of $1.0 million.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio, consisting of mortgage pass-through certificates issued by Fannie Mae, Freddie Mac or Ginnie Mae (the “GSEs”) and collateralized mortgage obligations (“CMOs”) issued by the GSEs (“PT RMBS”), and the structured RMBS portfolio, consisting of interest-only (“IO”) and inverse interest-only (“IIO”) securities.  As of June 30, 2020, approximately 90% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  At September 30, 2020, the allocation to the PT RMBS portfolio increased by 2% to approximately 92%.

The table below details the changes to the respective sub-portfolios during the quarter, as well as the returns generated by each.

(in thousands)
Portfolio Activity for the Quarter
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - June 30, 2020	$3,268,502	$36,259	$-	$36,259	$3,304,761
Securities purchased	1,026,317	-	-	-	1,026,317
Securities sold	(668,897)	-	-	-	(668,897)
Gains on sales	498	-	-	-	498
Return of investment	n/a	(2,948)	-	(2,948)	(2,948)
Pay-downs	(120,532)	n/a	-	n/a	(120,532)
Premium lost due to pay-downs	(11,587)	n/a	-	n/a	(11,587)
Mark to market gains (losses)	15,270	(2,515)	-	(2,515)	12,755
Market value - September 30, 2020	$3,509,571	$30,796	$-	$30,796	$3,540,367

ORC Announces Third Quarter 2020 Results

October 29, 2020

The tables below present the allocation of capital between the respective portfolios at September 30, 2020 and June 30, 2020, and the return on invested capital for each sub-portfolio for the three month period ended September 30, 2020.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 10.1% and (6.4)%, respectively, for the third quarter of 2020.  The combined portfolio generated a return on invested capital of approximately 8.5%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
September 30, 2020
Market value	$3,509,571	$30,796	$-	$30,796	$3,540,367
Cash(1)	133,694	-	-	-	133,694
Borrowings(2)	(3,281,303)	-	-	-	(3,281,303)
Total	$361,962	$30,796	$-	$30,796	$392,758
% of Total	92.2%	7.8%	-	7.8%	100.0%
June 30, 2020
Market value	$3,268,502	$36,259	$-	$36,259	$3,304,761
Cash	236,031	-	-	-	236,031
Borrowings(3)	(3,174,739)	-	-	-	(3,174,739)
Total	$329,794	$36,259	$-	$36,259	$366,053
% of Total	90.1%	9.9%	-	9.9%	100.0%

(1)      At September 30, 2020, cash was decreased by unsettled purchases of approximately $113.7 million, which have already been reflected in the market value of the portfolio.

(2)      At September 30, 2020, there were outstanding repurchase agreement balances of $22.7 million secured by IO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(3)      At June 30, 2020, there were outstanding repurchase agreement balances of $25.7 million secured by IO securities.  We entered into these arrangements to generate additional cash available to meet margin calls on PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended September 30, 2020
		Structured Security Portfolio
	Pass-Through	Interest-Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income / (loss) (net of borrowing cost)	$24,978	$202	$-	$202	$25,180
Realized and unrealized gains / (losses)	4,181	(2,515)	-	(2,515)	1,666
Derivative gains	4,079	n/a	-	n/a	4,079
Total Return	$33,238	$(2,313)	$-	$(2,313)	$30,925
Beginning Capital Allocation	$329,794	$36,259	$-	$36,259	$366,053
Return on Invested Capital for the Quarter(1)	10.1%	(6.4)%	-	(6.4)%	8.5%
Average Capital Allocation(2)	$345,878	$33,528	$-	$33,528	$379,406
Return on Average Invested Capital for the Quarter(3)	9.6%	(6.9)%	-	(6.9)%	8.2%

ORC Announces Third Quarter 2020 Results

October 29, 2020

(1)      Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.

(2)      Calculated using two data points, the Beginning and Ending Capital Allocation balances.

(3)      Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter ended September 30, 2020, Orchid received $123.5 million in scheduled and unscheduled principal repayments and prepayments, which equated to a 3-month constant prepayment rate (“CPR”) of approximately 17.0%. Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):

		Structured
	PT RMBS	RMBS	Total
Three Months Ended	Portfolio (%)	Portfolio (%)	Portfolio (%)
September 30, 2020	14.3	40.4	17.0
June 30, 2020	13.9	35.3	16.3
March 31, 2020	9.8	22.9	11.9
December 31, 2019	14.3	23.4	16.0
September 30, 2019	15.5	19.3	16.4
June 30, 2019	10.9	12.7	11.4
March 31, 2019	9.5	8.4	9.2

Portfolio

The following tables summarize certain characteristics of Orchid’s PT RMBS and structured RMBS as of September 30, 2020 and December 31, 2019:

($ in thousands)
				Weighted
		Percentage		Average
		of	Weighted	Maturity
	Fair	Entire	Average	in	Longest
Asset Category	Value	Portfolio	Coupon	Months	Maturity
September 30, 2020
Adjustable Rate RMBS	$960	0.0%	3.64%	167	1-Sep-35
Fixed Rate RMBS	3,357,501	94.8%	3.57%	339	1-Sep-50
Fixed Rate CMOs	151,110	4.3%	4.00%	316	15-Dec-42
Total Mortgage-backed Pass-through	3,509,571	99.1%	3.59%	338	1-Sep-50
Interest-Only Securities	30,796	0.9%	4.00%	270	25-Jul-48
Total Structured RMBS	30,796	0.9%	4.00%	270	25-Jul-48
Total Mortgage Assets	$3,540,367	100.0%	3.62%	332	1-Sep-50
December 31, 2019
Adjustable Rate RMBS	$1,014	0.0%	4.51%	176	1-Sep-35
Fixed Rate RMBS	3,206,013	89.3%	3.90%	342	1-Dec-49
Fixed Rate CMOs	299,205	8.3%	4.20%	331	15-Oct-44
Total Mortgage-backed Pass-through	3,506,232	97.6%	3.92%	341	1-Dec-49
Interest-Only Securities	60,986	1.7%	3.99%	280	25-Jul-48
Inverse Interest-Only Securities	23,703	0.7%	3.34%	285	15-Jul-47
Total Structured RMBS	84,689	2.4%	3.79%	281	25-Jul-48
Total Mortgage Assets	$3,590,921	100.0%	3.90%	331	1-Dec-49

ORC Announces Third Quarter 2020 Results

October 29, 2020

($ in thousands)
	September 30, 2020		December 31, 2019
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$2,151,928	60.8%	$2,170,668	60.4%
Freddie Mac	1,388,439	39.2%	1,420,253	39.6%
Total Portfolio	$3,540,367	100.0%	$3,590,921	100.0%

	September 30, 2020	December 31, 2019
Weighted Average Pass-through Purchase Price	$107.30	$105.16
Weighted Average Structured Purchase Price	$20.14	$18.15
Weighted Average Pass-through Current Price	$110.14	$106.26
Weighted Average Structured Current Price	$10.26	$13.85
Effective Duration (1)	1.790	2.780

(1)      Effective duration of 1.790 indicates that an interest rate increase of 1.0% would be expected to cause a 1.790% decrease in the value of the RMBS in the Company’s investment portfolio at September 30, 2020.  An effective duration of 2.780 indicates that an interest rate increase of 1.0% would be expected to cause a 2.780% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2019. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of September 30, 2020, the Company had outstanding repurchase obligations of approximately $3,281.3 million with a net weighted average borrowing rate of 0.24%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $3,426.3 million and cash pledged to counterparties of approximately $24.8 million. The Company’s leverage ratio at September 30, 2020 was 8.8 to 1. At September 30, 2020, the Company’s liquidity was approximately $210.6 million, consisting of unpledged RMBS (excluding the value of the unsettled purchases) and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a list of our outstanding borrowings under repurchase obligations at September 30, 2020.

($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Mirae Asset Securities (USA) Inc.	$373,441	11.3%	0.25%	$19,809	79
Wells Fargo Bank, N.A.	309,449	9.4%	0.23%	16,354	12
Mitsubishi UFJ Securities (USA), Inc.	283,239	8.6%	0.24%	16,724	63
Merrill Lynch, Pierce, Fenner & Smith Inc	282,384	8.6%	0.25%	10,381	74
J.P. Morgan Securities LLC	259,594	7.9%	0.25%	15,031	160
Cantor Fitzgerald & Co.	227,378	6.9%	0.24%	11,751	90
RBC Capital Markets, LLC	212,510	6.5%	0.22%	11,486	27
ASL Capital Markets Inc.	205,964	6.3%	0.23%	10,630	16
Citigroup Global Markets, Inc.	202,473	6.2%	0.24%	11,033	15
ABN AMRO Bank N.V.	197,502	6.0%	0.23%	8,804	16
ED&F Man Capital Markets Inc.	192,187	5.9%	0.22%	10,465	77
ING Financial Markets LLC	140,413	4.3%	0.25%	7,439	19
Daiwa Capital Markets America, Inc.	127,270	3.9%	0.25%	5,878	74
South Street Securities, LLC	77,304	2.4%	0.28%	3,781	155
BMO Capital Markets Corp.	72,642	2.2%	0.24%	3,857	72
Lucid Cash Fund USG LLC	56,314	1.7%	0.28%	4,351	15
J.V.B. Financial Group, LLC	26,270	0.8%	0.30%	1,251	15
Barclays Capital Inc	25,142	0.8%	0.29%	842	41
Austin Atlantic Asset Management Co.	9,827	0.3%	0.30%	545	7
Total / Weighted Average	$3,281,303	100.0%	0.24%	$170,412	60

ORC Announces Third Quarter 2020 Results

October 29, 2020

(1)      Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented.  At September 30, 2020, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts, interest rate swap agreements, interest rate swaption agreements, and to-be-announced “TBA” securities.

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at September 30, 2020.

($ in thousands)
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2020	$50,000	3.25%	0.25%	$(375)
2021	50,000	1.03%	0.20%	(415)
Total / Weighted Average	$50,000	1.47%	0.21%	$(790)
Treasury Note Futures Contracts (Short Positions)(2)
December 2020 5-year T-Note futures
(Dec 2020 - Dec 2025 Hedge Period)	$69,000	0.70%	0.69%	$(22)

ORC Announces Third Quarter 2020 Results

October 29, 2020

(1)      Open equity represents the cumulative gains (losses) recorded on open futures positions from inception.

(2)      T-Note futures contracts were valued at a price of $126.03 at September 30, 2020. The contract value of the short position was $87.0 million.

The table below presents information related to the Company’s interest rate swap positions at September 30, 2020.

($ in thousands)
		Average		Net
		Fixed	Average	Estimated	Average
	Notional	Pay	Receive	Fair	Maturity
Expiration	Amount	Rate	Rate	Value	(Years)
> 3 to ≤ 5 years	$620,000	1.29%	0.25%	(23,817)	3.9
> 5 years	200,000	0.67%	0.25%	(2,819)	6.7
	$820,000	1.14%	0.25%	$(26,636)	4.6

The following table presents information related to our interest rate swaption positions as of September 30, 2020.

($ in thousands)
	Option			Underlying Swap
			Weighted			Average	Weighted
			Average		Average	Adjustable	Average
		Fair	Months to	Notional	Fixed	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
Payer Swaptions - long
≤ 1 year	$3,450	$32	5.5	$500,000	0.95%	3 Month	4.0
>1 year ≤ 2 years	13,410	14,016	20.4	675,000	1.49%	3 Month	12.8
	$16,860	$14,048	14.0	$1,175,000	1.26%	3 Month	9.0
Payer Swaptions - short
≤ 1 year	$(4,660)	$(6,221)	8.4	$507,700	1.49%	3 Month	12.8

The following table summarizes our contracts to purchase and sell TBA securities as of September 30, 2020.

($ in thousands)
	Notional			Net
	Amount	Cost	Market	Carrying
	Long (Short)(1)	Basis(2)	Value(3)	Value(4)
September 30, 2020
15-Year TBA securities:
2.0%	$175,000	$181,727	$181,918	$191
30-Year TBA securities:
2.5%	200,000	210,250	209,812	(438)
	$375,000	$391,977	$391,730	$(247)

(1)      Notional amount represents the par value (or principal balance) of the underlying Agency RMBS.

(2)      Cost basis represents the forward price to be paid (received) for the underlying Agency RMBS.

(3)      Market value represents the current market value of the TBA securities (or of the underlying Agency RMBS) as of period-end.

(4)      Net carrying value represents the difference between the market value and the cost basis of the TBA securities as of period-end and is reported in derivative assets (liabilities), at fair value in our balance sheets.

ORC Announces Third Quarter 2020 Results

October 29, 2020

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends since our February 2013 IPO.

(in thousands, except per share data)
Year	Per Share Amount	Total
2013	$1.395	$4,662
2014	2.160	22,643
2015	1.920	38,748
2016	1.680	41,388
2017	1.680	70,717
2018	1.070	55,814
2019	0.960	54,421
2020 - YTD(1)	0.660	44,055
Totals	$11.525	$332,448

(1)      On October 14, 2020, the Company declared a dividend of $0.065 per share to be paid on November 25, 2020.  The effect of this dividend is included in the table above, but is not reflected in the Company’s financial statements as of September 30, 2020.

Peer Performance

The tables below present total return data for Orchid compared to a selected group of peers based on stock price performance for periods through September 30, 2020 and based on book value performance for periods through June 30, 2020.

Portfolio Total Rate of Return Versus Peer Group Average - Stock Price Performance
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Year to Date (1/1/2020 - 9/30/2020)	(2.6)%	(28.4)%	25.8%
One Year Total Return	3.3%	(19.9)%	23.2%
Two Year Total Return	(4.9)%	(22.2)%	17.3%
Three Year Total Return	(21.2)%	(27.6)%	6.4%
Four Year Total Return	(9.4)%	(16.7)%	7.3%
Five Year Total Return	20.5%	(1.9)%	22.4%
Six Year Total Return	(0.9)%	(5.0)%	4.1%
Seven Year Total Return	40.7%	2.3%	38.4%
Inception to Date (2/13/2013 - 9/30/2020)	11.1%	(15.4)%	26.5%

Source: SEC filings and press releases of Orchid and Peer Group

(1)      Total rate of return for each period is pulled from Bloomberg COMP page and includes reinvested dividends, for each period noted.

(2)      The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO, DX, AI and CHMI.

(3)      Represents the total rate of return for Orchid minus peer average in each respective measurement period.

ORC Announces Third Quarter 2020 Results

October 29, 2020

Portfolio Total Rate of Return Versus Peer Group Average - Book Value Performance
			ORC Spread
	ORC		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Year to Date (1/1/2020 - 6/30/2020)	(10.3)%	(20.4)%	10.1%
One Year Total Return	(7.9)%	(14.2)%	6.3%
Two Year Total Return	(10.0)%	(14.4)%	4.4%
Three Year Total Return	(8.0)%	(11.5)%	3.5%
Four Year Total Return	(6.3)%	(8.7)%	2.4%
Five Year Total Return	(4.2)%	(7.4)%	3.2%
Six Year Total Return	7.4%	(3.7)%	11.1%
Inception to Date (3/31/2013 - 6/30/2020)(4)	9.2%	(4.3)%	13.5%

Source: SEC filings and press releases of Orchid and Peer Group

(1)      Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period.

(2)      The peer average is the unweighted, simple, average of the total rate of return for each of the following companies in each respective measurement period:  NLY, AGNC, ANH, CMO, ARR, DX, AI and CHMI.

(3)      Represents the total rate of return for Orchid minus peer average in each respective measurement period.

(4)      Peer book values are not available for Orchid’s true inception date (2/13/2013).  Because all peer book values are not available as of Orchid’s true inception date (2/13/2013), the starting point for Orchid and all of the peer companies is 3/31/2013.

Book Value Per Share

The Company's book value per share at September 30, 2020 was $5.44.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At September 30, 2020, the Company's stockholders' equity was $376.7 million with 69,295,962 shares of common stock outstanding.

Stock Offerings

On August 4, 2020, we entered into an equity distribution agreement (the “August 2020 Equity Distribution Agreement”) with four sales agents pursuant to which we may offer and sell, from time to time, up to an aggregate amount of $150,000,000 of shares of our common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions. Through September 30, 2020, we issued a total of 3,073,326 shares under the August 2020 Equity Distribution Agreement for aggregate gross proceeds of approximately $15.8 million, and net proceeds of approximately $15.6 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including

ORC Announces Third Quarter 2020 Results

October 29, 2020

through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases is determined by the Company in its discretion and is subject to economic and market conditions, stock price, applicable legal requirements and other factors. On February 8, 2018, the Board of Directors approved an increase in the stock repurchase program for up to an additional 4,522,822 shares of the Company’s common stock. The authorization does not obligate the Company to acquire any particular amount of common stock, and the program may be suspended or discontinued at the Company’s discretion without prior notice.

Since inception of the program through September 30, 2020, the Company repurchased a total of 5,685,511 shares under the stock repurchase program at an aggregate cost of approximately $40.4 million, including commissions and fees, for a weighted average price of $7.10 per share. During the nine months ended September 30, 2020, the Company repurchased a total of 19,891 shares at an aggregate cost of approximately $0.1 million, including commissions and fees, for a weighted average price of $3.42 per share. As of September 30, 2020, the remaining authorization under the repurchase program is for up to 837,311 shares of the Company’s common stock.

Management Commentary

Commenting on the third quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “COVID-19 continues to dominate the performance of the markets and economy.  While both have recovered from the depths of March, especially the financial markets, the economy continues to languish.  The recovery has proven to be very uneven, with some sectors back to or near pre-pandemic levels of activity while others remain far below with little prospect for getting back to those levels soon.  The unemployment rate remains elevated – with the most recent read at 7.9% - as millions of Americans remain out of work.

“The Federal Reserve (the “Fed”) has taken, and continues to take, steps to support markets and the economy. For Orchid, the Fed’s asset purchase program provides tremendous support for the Agency RMBS market and minimizes the likelihood of another market disruption such as the one we witnessed this past March. However, much needed additional stimulus from Washington and the federal government has been absent since the end of the second quarter.  The federal government will not provide another round of stimulus until after the presidential election.  Interest rates continue to trade in a narrow range and at extremely low levels.  The market expects the Fed Funds rate to remain at the effective lower bound near zero for an extended period of time, even more so after the Fed altered its monetary policy framework relating to inflation during the third quarter.

“Target investments in the Agency RMBS market continue to be bifurcated between the production coupons – the target of Fed asset purchases – and higher coupons in specified pool form.  The TBA market for higher coupons remains weak as the sector lacks support from the Fed and prepayment speeds are extremely high, resulting in poor expected returns for investors.  This leads investors to look to the specified pool market – with lower expected prepayment speeds – for attractive returns.  With prepayment concerns paramount in the current environment, we continued to focus security selection on the specified pool market and to a lesser extent lower coupon, 30-year TBA securities that offered attractive carry potential via the dollar roll market.  We continue to de-emphasize structured securities in this environment in light of high prepayment speeds, low implied volatility, and potential liquidity issues should market conditions

ORC Announces Third Quarter 2020 Results

October 29, 2020

deteriorate again.

“Since the economy cannot fully recover absent the containment of the COVID-19 pandemic, which is not expected to occur in the near term, current market conditions are likely to persist.  As a result, we expect prepayment speeds will remain elevated, the Fed will be active in the Agency RMBS market with asset purchases, funding levels will remain low and the most attractive returns available will be either in the TBA dollar roll market with lower coupons or with specified pools in higher coupons. If this proves to be the case, we would anticipate book value volatility to remain low and relative performance to be driven by realized net interest margins.  Accordingly, our focus will remain on managing premium amortization and therefore protecting the portfolio from excessive prepayments.  We expect that the low level of rates, if realized, will keep funding levels low as well, and supportive of our net interest margin.  Finally, our hedge strategy continues to shift towards more reliance on volatility linked instruments such as swaptions given the low levels of implied volatility reflected in market pricing.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Friday, October 30, 2020, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 1290377.  The supplemental materials may be downloaded from the investor relations section of the Company’s website at www.orchidislandcapital.com. A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until November 30, 2020.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and CMOs, such as mortgage pass-through certificates issued by the GSEs, and (ii) structured Agency RMBS, such as IOs, IIOs and principal only securities, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding interest rates, liquidity, pledging of our structured RMBS, funding levels and spreads, prepayment speeds, returns, refinancing activity, portfolio positioning and repositioning, book value, investment and operating strategy, hedging levels, the supply and demand for Agency RMBS, the effect of actions of the U.S. government, including the Fed, market expectations, future dividends, the stock repurchase program and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on

ORC Announces Third Quarter 2020 Results

October 29, 2020

management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:

Orchid Island Capital, Inc.

Robert E. Cauley, 772-231-1400

Chairman and Chief Executive Officer

www.orchidislandcapital.com

ORC Announces Third Quarter 2020 Results

October 29, 2020

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of September 30, 2020, and December 31, 2019, and the unaudited quarterly results of operations for the nine and three months ended September 30, 2020 and 2019.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	September 30, 2020	December 31, 2019
ASSETS:
Total mortgage-backed securities	$3,540,367	$3,590,921
Cash, cash equivalents and restricted cash	247,346	278,655
Accrued interest receivable	10,378	12,404
Derivative assets, at fair value	14,239	-
Other assets	603	100
Total Assets	$3,812,933	$3,882,080

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$3,281,303	$3,448,106
Payable for unsettled securities purchased	113,653	-
Dividends payable	4,505	5,045
Derivative liabilities, at fair value	33,295	20,658
Accrued interest payable	752	11,101
Due to affiliates	590	622
Other liabilities	2,094	1,041
Total Liabilities	3,436,192	3,486,573
Total Stockholders' Equity	376,741	395,507
Total Liabilities and Stockholders' Equity	$3,812,933	$3,882,080
Common shares outstanding	69,295,962	63,061,781
Book value per share	$5.44	$6.27

ORC Announces Third Quarter 2020 Results

October 29, 2020

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
($ in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2020	2019	2020	2019
Interest income	$90,152	$104,795	$27,223	$35,907
Interest expense	(23,045)	(63,644)	(2,043)	(22,321)
Net interest income	67,107	41,151	25,180	13,586
(Losses) gains on RMBS and derivative contracts	(73,712)	(27,848)	5,745	(19,431)
Net portfolio (loss) income	(6,605)	13,303	30,925	(5,845)
Expenses	7,746	7,650	2,849	2,632
Net (loss) income	$(14,351)	$5,653	$28,076	$(8,477)
Basic net (loss) income per share	$(0.22)	$0.10	$0.42	$(0.14)
Diluted net (loss) income per share	$(0.22)	$0.10	$0.42	$(0.14)
Weighted Average Shares Outstanding	66,014,379	54,037,721	67,301,901	60,418,985
Dividends Declared Per Common Share:	$0.595	$0.720	$0.190	$0.240

	Three Months Ended September 30,
Key Balance Sheet Metrics	2020	2019
Average RMBS(1)	$3,422,564	$3,674,087
Average repurchase agreements(1)	3,228,021	3,571,752
Average stockholders' equity(1)	361,355	375,823
Leverage ratio(2)	8.8:1	9.9:1

Key Performance Metrics
Average yield on RMBS(3)	3.18%	3.91%
Average cost of funds(3)	0.25%	2.50%
Average economic cost of funds(4)	1.11%	2.36%
Average interest rate spread(5)	2.93%	1.41%
Average economic interest rate spread(6)	2.07%	1.55%

(1)      Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.

(2)      The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.

(3)      Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.

(4)      Represents the interest cost of our borrowings and the effect of derivative agreements attributed to the period related to hedging activities, divided by average borrowings.

(5)      Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.

(6)      Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.